SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report: (Date of earliest event reported) October 12, 2000

                              General Devices, Inc.
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             (Exact name of registrant as specified in its charter)

                                    Delaware
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                 (State or other jurisdiction of Incorporation)

         0-3125                                         21-0661726
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(Commission File Number)                  (IRS Employer Identification Number)

           376 Main Street, P.O. Box 74, Bedminster, New Jersey 07921
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               (Address of Principal Executive Offices, Zip Code)

                                  908-234-1881
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              (Registrant's Telephone Number, including area code)

                                 Not Applicable
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        (Former name of former addresses, if changed since last report)

Item 5.  Other Events

     On October 12, 2000, General Devices, Inc., (the "Company") issued a press release announcing the election of John W. Galuchie, Jr., Theodore A. Raymond and Leonard M. Tannenbaum to the Board of Directors. Mr. Galuchie will serve as Chairman and President and Mr. Tannenbaum will serve as Vice President. The Company also announced that it would implement a one-for-ten reverse stock split previously approved by the stockholders as of the close of business on October 16, 2000 and an increase in the authorized shares from 10,000,000 to 12,000,000. The stockholders also approved the reincorporation of the Company from New Jersey to Delaware. The Company also stated that it had completed a private placement of 375,000 post-split shares at a price of $.20 per share. The press release is attached herto as Exhibit 99.1 and incorporated herein in its entirety by this reference.

                                    SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                General Devices, Inc.


October 12, 2000                            /s/ Sue Ann Itzel
                                                ----------------------------
                                                Sue Ann Itzel
                                                Treasurer and Secretary

Exhibit 99.1


        GENERAL DEVICES ANNOUNCES ELECTION OF NEW DIRECTORS AND OFFICERS;
          IMPLEMENTATION OF REVERSE STOCK SPLIT; INCREASE IN AUTHORIZED
     SHARES; REINCORPORATION IN DELAWARE AND COMPLETION OF PRIVATE PLACEMENT
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     BEDMINSTER, NEW JERSEY - OCTOBER 12, 2000 - GENERAL DEVICES,  INC., (OTCBB:
GDIC) today announced the election of John W. Galuchie, Jr., Theodore A. Raymond and Leonard M. Tannenbaum to its board of directors. Mr. Galuchie will serve as Chairman and President and Mr. Tannenbaum will serve as Vice President.

     The Company also announced that it would implement a one-for-ten reverse stock split approved by the Company's stockholders at the recent annual meeting effective as of the close of business on October 16, 2000 (the "Effective Date"). Fractional shares will be settled in cash, except that any holder of fewer than ten shares will continute to hold one share following the Effective Date.

     Also approved by the stockholders at the recent annual meeting was an increase in the authorized shares from 10 million shares to 12 million shares and the reincorporation of the Company from New Jersey to Delaware.

     The Company also stated that it had completed a private placement of 375,000 post-split shares at a price of $.20 per share.

     Commencing with the opening of business on October 17, 2000 the Company's trading symbol will be "GNDV". Prior to the reverse split and the private placement the Company had 9,980,074 shares outstanding.